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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                        ______________________________

                                   FORM 8-K
                          _________________________


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                              December 23, 2005

                        CARRINGTON LABORATORIES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


            Texas                  0-11997               75-1435663
 ----------------------------    -----------        -------------------
 (State or other jurisdiction    Commission           (I.R.S. Employer
      of incorporation           File Number        Identification No.)
      or organization)



     2001 Walnut Hill Lane
         Irving, Texas                                      75038
     ---------------------                               ----------
     (Address of principal                               (Zip Code)
       executive offices)


                  Registrant's telephone number, including
                          area code:  (972) 518-1300


   (Former name, former address and former fiscal year, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

 Item 1.01      Entry into a Material Definitive Agreement

      On November 21, 2005, Carrington Laboratories, Inc. (the "Company"), and Ranier Capital Management L.P., an unrelated private investment company, entered into an amendment to the purchase and sale agreement dated as of October 20, 2005 between the Company and Ranier. The amendment reduced the purchase price from $4.9 million to $4.8 million and extended the inspection period to December 1, 2005.

      Contemporaneously with the sale of its corporate headquarters facility (refer to Item 2.01 below) located in Irving, Texas, the Company entered into a 15-year master lease agreement with the Busby Family Trust and the Juice Trust, both of which are assignees of Rainier (the original purchaser), none of which are related to the Company. The master lease requires initial rental payments totaling $39,171.92 per month for the first five years of the agreement. Commencing with the sixth lease year the base monthly rent will be increased to $43,249, and commencing with the eleventh lease year the base monthly rent will be increased to $47,750. The master lease agreement also gives the Company two five-year options to renew the master lease agreement and certain rights of first refusal and repurchase.


 Item 2.01.     Completion of Acquisition or Disposition of Assets.

      On December 23, 2005, the Company completed the sale and associated leaseback of the building and real estate at the Company's corporate headquarters in Irving, Texas to the Busby Family Trust and the Juice Trust, both of which are assignees of the original purchaser, none of which are related to the Company. The sale price was $4.8 million in cash, and after deducting transaction related costs and retiring the mortgage note related to the property, the Company received net proceeds totaling approximately $4.1 million. The Company intends to use the net proceeds for general corporate purposes.


 Item 7.01      Regulation FD Disclosure.

      On December 28, 2005, the Company issued a press release announcing the sale and associated leaseback of the building and real estate at the Company's corporate headquarters in Irving, Texas to the Busby Family Trust and the Juice Trust, both of which are assignees of the original purchaser. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

      The information disclosed under this Item 7.01, including Exhibit 99.1 to this form 8-K, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.


 Item 9.01.     Financial Statements and Exhibits.

   (c) Exhibits.

   Exhibit
   Number    Description
   -------   -----------
   99.1      Press release dated December 28, 2005
   99.2      Master Lease Agreement between the Busby Family Trust and
             the Juice Trust (Landlords) and Carrington Laboratories,
             Inc. (Tenant).
   99.3      Purchase and Sale Agreement between Ranier Capital
             Management, L.P. (Purchaser) and Carrington Laboratories,
             Inc. (Seller)
   99.4      First Amendment to Purchase and Sale Agreement between
             Ranier Capital Management, L.P. (Purchaser) and Carrington
             Laboratories, Inc. (Seller)



                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CARRINGTON LABORATORIES, INC.



 Date: December 28, 2005            By:  /s/ Carlton E. Turner
                                    ------------------------------
                                    Carlton E. Turner
                                    President and CEO

                                Exhibit Index

   Exhibit
   Number    Description
   -------   -----------
   99.1      Press release dated December 28, 2005
   99.2      Master Lease Agreement between the Busby Family Trust and
             the Juice Trust (Landlords) and Carrington Laboratories,
             Inc. (Tenant).
   99.3      Purchase and Sale Agreement between Ranier Capital
             Management, L.P. (Purchaser) and Carrington Laboratories,
             Inc. (Seller)
   99.4      First Amendment to Purchase and Sale Agreement between
             Ranier Capital Management, L.P. (Purchaser) and Carrington
             Laboratories, Inc. (Seller)